UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 7, 2013 (March 1, 2013)

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35149	27-4683816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 South Broadway

White Plains, New York 10601

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Erin Page as President, Medicare.

On March 4, 2013, Erin Page, age 36, was appointed President, Medicare for Universal American Corp. (the “Company), responsible for managing the Company’s Medicare Advantage and Accountable Care Organization businesses.  Ms. Page joined the Company in 2001 and has held increasing levels of responsibility, most recently as Senior Vice President, Market Operations, responsible for managing the Company’s Texas and Southwest Medicare Advantage and Accountable Care Organization businesses.

The terms and conditions of Ms. Page’s employment are governed by an employment letter dated March 4, 2013, between the Company and Ms. Page.  Pursuant to the employment letter, Ms. Page will serve as President, Medicare and will report to the Chief Executive Officer of the Company.  Ms. Page is entitled to an annual base salary of $393,000, an annual target bonus opportunity of 75% of base salary, and employee benefits made available by the Company generally to its senior executive officers. In addition, as part of the Company’s annual equity award grants, Ms. Page was granted the following equity awards under the Universal American Corp. 2011 Omnibus Equity Award Plan (the “Equity Plan”):

•                  a stock option to purchase 50,000 shares of the Company’s common stock, at an exercise price equal to $8.53, the closing price on March 4, 2013.  The option has a five year term, and vests and becomes exercisable as to 25% of the underlying shares on each of the first four anniversaries of the date of grant, subject to Ms. Page’s continued employment on each vesting date.

•                  15,000 restricted shares of Company common stock, which vest as to 25% of the underlying shares on each of the first four anniversaries of the date of grant, subject to Ms. Page’s continued employment on each vesting date.

Ms. Page’s employment may be terminated with or without “cause,” and Ms. Page may resign from her employment with or without “good reason” (as such terms are defined in her employment letter).  In the event of a termination of her employment by the Company without cause or by Ms. Page for good reason, subject to her delivery of a release of claims, Ms. Page would be entitled to (i) pro rata bonus for the fiscal year of termination, assuming relevant targets are achieved, (ii) a lump sum severance payment equal to one times base salary, and (iii) continuation of welfare benefits coverage for 12 months.

If Ms. Page’s employment is terminated by the Company without cause or by Ms. Page for good reason within 12 months following a change in control, her severance would be enhanced to include: (i) an additional lump sum payment equal to one times her base salary; (ii) continuation of welfare benefits coverage for an additional six-month period; and (iii) full vesting of her 401(k) balance.

During the term of Ms. Page’s employment and for a one-year period following termination, she is subject to certain confidentiality, non-solicitation and non-compete restrictions.  The non-compete restriction terminates if Ms. Page’s employment is terminated within 12 months following a change in control.

Resignation of Gregory Scott.

Effective March 1, 2013, Gregory Scott resigned his position as Co-President of the Company.  Mr. Scott had been Co-President of the Company since the Company acquired APS Healthcare, Inc. in March 2012.  Prior to the acquisition, Mr. Scott served as Chairman and Chief Executive Officer of APS Healthcare.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013

UNIVERSAL AMERICAN CORP.

	By:	/s/ Tony L. Wolk
		Name:	Tony L. Wolk
		Title:	SVP, General Counsel and
Secretary